UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No.        )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to 240.14a-12

Spring Valley Acquisition Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)       Title of each class of securities to which transaction applies:

(2)        Aggregate number of securities to which transaction applies:

(3)       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)       Proposed maximum aggregate value of transaction:

(5)       Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

August 13, 2021

Cargill Partners with Vertical Farming Leader AeroFarms in First-of-Its-Kind Research Focused on Cocoa Production

Multi-year collaboration to use fully controlled environments to unlock plant biology, understand climate impacts and explore novel production practices

MINNEAPOLIS & NEWARK, N.J.--(BUSINESS WIRE)--As part of ongoing efforts to build a more resilient and sustainable cocoa sector, Cargill has entered a multi-year research agreement with vertical farming pioneer and leader AeroFarms aimed at improving cocoa bean yields and developing more climate-resilient farming practices.

“Environmental challenges and growing demand for cocoa products are placing increased pressure on the global cocoa supply chain,” said Niels Boetje, managing director Cargill Cocoa Europe. “Through partnerships with research institutes, universities and innovative companies like AeroFarms, we are collaborating across sectors in bold experiments to bring greater productivity and resiliency to traditional cocoa farming operations. We look forward to sharing our findings with the farmer cooperatives in our cocoa supply chain to help ensure a thriving cocoa sector for generations to come.”

This latest research collaboration brings together AeroFarms’ expertise in controlled environment agriculture, with Cargill’s extensive knowledge of cocoa agronomy and production practices. Together, the two organizations will experiment with different indoor growing technologies including aeroponics and hydroponics, light, carbon dioxide, irrigation, nutrition, plant space and pruning to identify the optimal conditions for cocoa tree growth.

These findings will yield new insights, targeting factors such as faster tree growth and greater yields, accelerated development of varieties with enhanced pest and disease resistance, and unlocking the cocoa bean’s full flavor and color potential. These outcomes will help secure the future supply of cocoa beans in the face of climate change.

“AeroFarms shares a similar vision as Cargill to nourish the world in a safe, responsible and sustainable way,” said David Rosenberg, Co-Founder & CEO of AeroFarms. “We have grown over 550 different crops, and we are excited to be working on another project with them, this time focused on cocoa. At AeroFarms we think of our proprietary technology as a platform to optimize plant biology, genetics, mechanical systems, operational systems, environmental systems and digital controls, data capture and analytics. Genetics and speed breeding is one of the verticals where we focus. Applying our platform to optimize cocoa growing is one way that AeroFarms can have a broader positive impact on the world.”

Initial exploratory work has already begun at AeroFarms global headquarters in Newark, New Jersey, and will soon expand to the company’s state-of-the-art AeroFarms AgX Research & Development indoor vertical farm in Abu Dhabi, UAE, which is slated to open in early 2022.

1

About Cargill

Cargill’s 155,000 employees across 70 countries work relentlessly to achieve our purpose of nourishing the world in a safe, responsible and sustainable way. Every day, we connect farmers with markets, customers with ingredients, and people and animals with the food they need to thrive.

We combine 155 years of experience with new technologies and insights to serve as a trusted partner for food, agriculture, financial and industrial customers in more than 125 countries. Side-by-side, we are building a stronger, sustainable future for agriculture. For more information, visit Cargill.com and our News Center.

About Cargill’s global cocoa and chocolate business

Cargill Cocoa & Chocolate provides high quality cocoa and chocolate more sustainably throughout the world and brings our customers peace of mind, integrity and excitement. With balanced efforts on security of supply, sustainability projects and sensory expertise, we create a wide range of outstanding standardized and custom-made products and services. In addition, we provide our customers with extensive market knowledge. We grow a robust, fair and transparent supply chain, from bean to bar, eager to continuously shape industry standards. To ensure a more sustainable supply of quality cocoa beans, Cargill established our own sourcing and trading operations at origin in Brazil, Cameroon, Côte d’Ivoire, Ghana and Indonesia. Our Cargill Cocoa Promise underlines our commitment to enable farmers and their communities achieve better incomes and living standards. Our team of 4,100 passionate cocoa and chocolate experts work across 57 locations and are part of Cargill’s 155,000 colleagues around the world. For more information, visit cargillcocoachocolate.com.

About AeroFarms

Since 2004, AeroFarms has been leading the way for indoor vertical farming and championing transformational innovation for agriculture. On a mission to grow the best plants possible for the betterment of humanity, AeroFarms is a Certified B Corporation with global headquarters in Newark, New Jersey. Named one of the World’s Most Innovative Companies by Fast Company two years in a row and one of TIME’s Best Inventions in Food, AeroFarms patented, award-winning indoor vertical farming technology provides the perfect conditions for healthy plants to thrive, taking agriculture to a new level of precision, food safety, and productivity while using up to 95% less water and no pesticides ever versus traditional field farming. AeroFarms enables local production to safely grow all year round, using vertical farming for elevated flavor. In addition, through its proprietary growing technology platform, AeroFarms has grown over 550 varieties and has developed multi-year strategic partnerships ranging from government to major Fortune 500 companies to help uniquely solve agriculture supply chain needs. For additional information, visit: https://aerofarms.com/.

On March 26, 2021, AeroFarms announced a definitive business combination agreement with Spring Valley Acquisition Corp. (Nasdaq: SV). Upon the closing of the business combination, AeroFarms will become publicly traded on Nasdaq under the new ticker symbol "ARFM". Additional information about the transaction can be viewed here: https://aerofarms.com/investors/

2

No Offer or Solicitation

This press release does not constitute an offer to sell or a solicitation of an offer to buy, or the solicitation of any vote or approval in any jurisdiction in connection with a proposed potential business combination among Spring Valley and AeroFarms or any related transactions, nor shall there be any sale, issuance or transfer of securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful. Any offering of securities or solicitation of votes regarding the proposed transaction will be made only by means of a proxy statement/prospectus that complies with applicable rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and Securities Exchange Act of 1934, as amended, or pursuant to an exemption from the Securities Act or in a transaction not subject to the registration requirements of the Securities Act.

Forward Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “might,” “will,” “estimate,” “continue,” “contemplate,” “anticipate,” “intend,” “expect,” “should,” “would,” “could,” “plan,” “predict,” “project,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this press release, including those regarding Spring Valley’s proposed acquisition of AeroFarms and the Special Meeting are forward-looking statements. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the respective management of AeroFarms and Spring Valley and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of AeroFarms and Spring Valley. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; the inability of the parties to successfully or timely consummate the proposed transaction, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed transaction or that the approval of the stockholders of Spring Valley or AeroFarms is not obtained; failure to realize the anticipated benefits of the proposed transaction; risks related to the expansion of AeroFarms’ business and the timing of expected business milestones; the effects of competition on AeroFarms’ business; the ability of Spring Valley or AeroFarms to issue equity or equity-linked securities or obtain debt financing in connection with the proposed transaction or in the future, and those factors discussed in Spring Valley’s Annual Report on Form 10-K, Quarterly Report on Form 10-Q, final prospectus dated November 25, 2020 and definitive proxy statement/prospectus dated July 26, 2021 under the heading “Risk Factors,” and other documents Spring Valley has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Spring Valley nor AeroFarms presently know, or that Spring Valley nor AeroFarms currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Spring Valley’s and AeroFarms’ expectations, plans, or forecasts of future events and views as of the date of this press release. Spring Valley and AeroFarms anticipate that subsequent events and developments will cause Spring Valley’s and AeroFarms’ assessments to change. However, while Spring Valley and AeroFarms may elect to update these forward-looking statements at some point in the future, Spring Valley and AeroFarms specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Spring Valley’s and AeroFarms’ assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

3

Contacts

Media Contacts:
Kelly Sheehan, kelly_sheehan@cargill.com, 952-742-4204
Marc Oshima, marcoshima@aerofarms.com, 1-917-673-4602

AeroFarms Investor Relations Contact:
Jeff Sonnek, Jeff.Sonnek@icrinc.com, 1-646-277-1263

4